Exhibit 99.1

Explanation of Responses:

(1) The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are directly beneficially owned by the Investment Vehicles or New BRH R2, except to the extent of any indirect pecuniary interest therein.

(2) The Reporting Person, pursuant to the acquisition of interests in Brookfield Retail Holdings Offshore B LLC, a Delaware limited liability company (“Offshore 2”) by the Reporting Person, acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock. Offshore 2 is a member of the Investment Vehicles.

(3) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“New BRH”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by New BRH is reported herein.

(4) Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH II is reported herein.

(5) Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH III is reported herein.

(6) Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-A is reported herein.

(7) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-B is reported herein.

(8) Common Stock held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-C is reported herein.

(9) Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with New BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-D is reported herein.

(10) The Reporting Person, pursuant to the acquisition of additional interests in Offshore 2 by the Reporting Person, acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock. Offshore 2 is a member of the Investment Vehicles.

(11) Pursuant to a disposition of interests in each of Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company, Brookfield BPY Retail Holdings III LLC, a Delaware limited liability company, and Brookfield BPY Retail Holdings I LLC, a Delaware limited liability company, each an indirect subsidiary of the Reporting Person, an indeterminate portion of the Reporting Person’s pecuniary in such shares of Common Stock was disposed of. The Reporting Person maintains a pecuniary interest in an indeterminate portion of such shares of Common Stock.

(12) Common Stock is held directly by New Brookfield Retail Holdings R 2, LLC (“New BRH R2”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by New BRH R2 is reported herein.

(13) The Reporting Person, pursuant to an acquisition of additional equity interests in BPY II L.P., acquired an indeterminate additional portion of the pecuniary interest in such shares of Common Stock held by such persons.